SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12
Iridium Communications Inc.
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IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 9, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Iridium Communications Inc., a Delaware corporation. The meeting will be held on Thursday, May 9, 2013 at 8:30 a.m. Eastern time at our corporate headquarters located at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102 for the following purposes:

1.	To elect the Board of Directors’ nine nominees for director, each to serve until the next annual meeting and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;

3.	To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is March 20, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on May 9, 2013 at 8:30 a.m. local time at

the offices of Iridium Communications Inc., 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

The proxy statement and annual report to stockholders

are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=15777.

By Order of the Board of Directors

Thomas D. Hickey
Secretary

McLean, Virginia

March 29, 2013

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 9, 2013

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

We have sent you these proxy materials because the Board of Directors of Iridium Communications Inc. (sometimes referred to as the Company or Iridium) is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail these proxy materials on or about April 2, 2013 to all stockholders of record entitled to vote at the annual meeting.

HOW DO I ATTEND THE ANNUAL MEETING?

The meeting will be held on Thursday, May 9, 2013 at 8:30 a.m. Eastern time at the offices of Iridium Communications Inc., 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. Directions to our offices may be found at www.iridium.com. Information on how to vote in person at the annual meeting is discussed below.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on March 20, 2013 will be entitled to vote at the annual meeting. On this record date, there were 76,593,862 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on March 20, 2013 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on March 20, 2013 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

There are three matters scheduled for a vote:

•	the election of nine directors;

•	the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission, or SEC, rules; and

•	the ratification of the selection by the Board of Directors of Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

HOW DO I VOTE?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any one or more nominees you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 8, 2013 to be counted.

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To vote through the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 8, 2013 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or through the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on March 20, 2013.

WHAT HAPPENS IF I DO NOT VOTE?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the annual meeting, your shares will not be voted, nor will your shares count toward the establishment of a quorum for the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is considered to be a “routine” matter. See below under “What are broker non-votes?” for more information. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3.

WHAT IF I RETURN A PROXY CARD OR OTHERWISE VOTE BUT DO NOT MAKE SPECIFIC CHOICES?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nine nominees for director, “For” the advisory approval of executive compensation and “For” the ratification of the selection by the Board of Directors of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2013. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson Inc., or Georgeson, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee of approximately $6,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for changing your vote.

WHEN ARE STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS DUE FOR NEXT YEAR’S ANNUAL MEETING?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 29, 2013 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by our Bylaws no earlier than January 9, 2014 and no later than the close of business on February 8, 2014 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. You are also advised to review our Bylaws, filed with the SEC as an exhibit to a current report on Form 8-K on September 29, 2009, which contain additional requirements about advance notice of stockholder proposals and director nominations.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, other than the election of directors (Proposal 1), and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

WHAT ARE “BROKER NON-VOTES”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors, even if not contested, and advisory votes on executive compensation. Broker non-votes are counted toward a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•

For Proposal 1, the election of directors, the nine nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withhold” will affect the outcome.

•

To be approved, Proposal 2, the advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal 3, the ratification of the selection by the Board of Directors of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2013, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 76,593,862 shares outstanding and entitled to vote. Thus, the holders of 38,296,932 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

WHAT PROXY MATERIALS ARE AVAILABLE ON THE INTERNET?

The proxy statement and annual report to stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=15777.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors. There are nine nominees for director this year, and each current director other than Scott Bok is a nominee. The remaining director seat will remain vacant until the Board of Directors identifies and appoints a suitable candidate to fill the vacancy. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company. It is our policy to invite nominees for directors to attend the annual meeting. Last year, all of our directors attended our annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Proxies may not be voted for more than nine nominees. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Our Corporate Governance Guidelines provide that any nominee who receives a greater number of votes “withheld” than votes “for” must submit an offer of resignation to our Nominating and Corporate Governance Committee. The committee will consider the facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the committee’s recommendation.

NOMINEES

The Nominating and Corporate Governance Committee of our Board seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Robert H. Niehaus, Age 57. Mr. Niehaus has served as a member of our Board of Directors since our inception in November 2007 and has served as our Chairman since September 2009. Mr. Niehaus also served as our Chief Executive Officer for a brief period in September 2009. Since 2009, Mr. Niehaus has served as the Chairman of GCP Capital Partners LLC, which was formed as the successor to Greenhill Capital Partners, where Mr. Niehaus served as Chairman from 2000 until 2009. Greenhill Capital Partners was the merchant banking business of Greenhill & Co., Inc. Prior to joining Greenhill & Co., Inc., Mr. Niehaus spent 17 years at Morgan Stanley & Co., or Morgan Stanley, where he was a Managing Director in the merchant banking department from 1990 to 1999. Mr. Niehaus was Vice Chairman and a director of the Morgan Stanley Leveraged Equity Fund II, L.P., a $2.2 billion private equity investment fund, from 1992 to 1999, and was Vice Chairman and a director of Morgan Stanley Capital Partners III, L.P., a $1.8 billion private equity investment fund, from 1994 to 1999. Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998.

Mr. Niehaus currently serves as a director of Heartland Payment Systems, Inc. and previously served as a director of the following publicly held companies: American Italian Pasta Company from 1992 to January 2008, Crusader Energy Group Inc. from July 2008 to July 2009 and EXCO Resources Inc. from November 2004 to June 2009. Mr. Niehaus is a graduate of Princeton University and the Harvard Business School, from which he graduated with high distinction as a Baker Scholar. Our Board of Directors has concluded that Mr. Niehaus should serve on the Board and on the Compensation Committee based on his extensive corporate management experience, his financial expertise and his experience in working with telecommunications companies.

J. Darrel Barros, Age 52. Mr. Barros has served on our Board of Directors since September 2009. Mr. Barros has served as the President of Syndicated Communications, Inc., a private equity fund focused on media and communications, since 2006. He also has served as President of VGC, P.C., a Washington, D.C. based law firm specializing in private equity and early-stage investments, from 2003 to the present. Mr. Barros also served as a corporate and securities attorney in the venture capital practice group of DLA Piper US LLP from 1997 to 2003. He is currently Executive Chairman of Haven Media Group, LLC, a music-media company, and Chairman of Prestige Resort Properties, Inc., a resort and hospitality company. Mr. Barros is also a director of Maya Cinemas. Mr. Barros received a Bachelor of Science degree from Tufts University, a Master of Business Administration from the Amos Tuck School of Business in Dartmouth College, and a Juris Doctorate degree from the University of Michigan. Our Board of Directors has concluded that Mr. Barros should serve on the Board and on the Audit Committee based on his extensive experience in working with technology companies and his financial management experience.

Thomas C. Canfield, Age 57. Mr. Canfield has served on our Board of Directors since our inception in November 2007. Mr. Canfield has served as Senior Vice President, General Counsel and Secretary of Spirit Airlines, Inc. since October 2007. Previously, from July 2006 to September 2007, Mr. Canfield was General Counsel of Point Blank Solutions, Inc. and prior to that, he was Chief Executive Officer and Plan Administrator for AT&T Latin America Corp. Prior to assuming those roles, Mr. Canfield was General Counsel and Secretary of AT&T Latin America Corp. following its acquisition by FirstCom Corporation. AT&T Latin America Corp. filed for bankruptcy in April 2003. Mr. Canfield became General Counsel of FirstCom in May 2000. Prior to joining FirstCom, Mr. Canfield was Counsel in the New York office of Debevoise & Plimpton LLP, where for nine years he practiced in the areas of corporate, securities and international transactions. Mr. Canfield previously served as a member of the board of directors of Tricom SA from 2004 until 2010. Our Board of Directors has concluded that Mr. Canfield should serve on the Board and on the Audit Committee based on his management experience in the telecommunications industry and his particular familiarity with serving on the boards of technology companies.

Brigadier Gen. Peter M. Dawkins (Ret.), Age 75. Brigadier General Dawkins, U.S. Army (Retired), has served on our Board of Directors since October 2009. He is the Founder and Principal of ShiningStar Capital LLC, or ShiningStar, which he founded in May 2008. From July 2009 to December 2012, Gen. Dawkins was also a Senior Partner at Flintlock Capital Asset Management LLC. Gen. Dawkins is currently a member of the advisory board of Wilmington Trust FSB. Prior to founding ShiningStar, Gen. Dawkins was Vice Chairman of Global Wealth Management for Citigroup Inc., or Citigroup, from August 2007 to May 2008, Vice Chairman of the Citigroup Private Bank from 2000 to August 2007, and Executive Vice President and Vice Chairman of The Travelers Companies, Inc. during an eleven-year tenure with the firm. Previously, from 1991 to 1996, he served as Chairman and Chief Executive Officer of Primerica Financial Services, Inc., and earlier served as head of the U.S. consulting practice of Bain & Company Inc. Gen. Dawkins began his career in the private sector as head of the Public Financing Banking division of Lehman Brothers Holdings Inc. A 1959 graduate of West Point, Gen. Dawkins served in the U.S. Army for 24 years. He was promoted to Brigadier General in 1981. Gen. Dawkins holds a Ph.D. and Master in Public Affairs degree from the Woodrow Wilson School at Princeton University. He was selected as a Rhodes Scholar and studied at Oxford University from 1959 through 1962. Our Board of Directors has concluded that Gen. Dawkins should serve on the Board based on his extensive corporate management experience, his military experience and his financial expertise.

Matthew J. Desch, Age 55. Mr. Desch has been our Chief Executive Officer and a member of our Board of Directors since September 2009, when we purchased, directly or indirectly, all of the outstanding equity of Iridium Holdings LLC, or Iridium Holdings. Mr. Desch previously served as Chief Executive Officer of Iridium Holdings from August 2006 to September 2009. Before that, he was Chief Executive Officer of Telcordia Technologies, Inc., or Telcordia, a telecom software services provider, from 2002 to November 2005. Prior to Telcordia, he spent 13 years at Nortel Networks Corporation, or Nortel, including as President for its global wireless networks business from 1996 to 1999, and as President of Global Carriers, responsible for all carrier customers outside of North America, from 1999 until he left in March 2000. Mr. Desch served on the board of directors of Starent Networks, Corp. from 2005 until late 2009 and served on the board of directors and as Chairman of the Board of Airspan Networks, Inc. from 2000 to 2009. He has a Bachelor of Science in Computer Science from The Ohio State University and a Master of Business Administration from the University of Chicago. Our Board of Directors has concluded that Mr. Desch should serve on the Board based on his deep knowledge of our company gained from his position as our Chief Executive Officer and previously as the Chief Executive Officer of Iridium Holdings, as well as his extensive experience in the telecommunications industry.

Alvin B. Krongard, Age 76. Mr. Krongard has served as a member of our Board of Directors since September 2009 and served as a member of the Board of Directors of Iridium Holdings from 2006 to September 2009. Since 2004, Mr. Krongard has been pursuing personal interests. In 1991, Mr. Krongard was elected Chief Executive Officer of Alex. Brown Incorporated, or Alex. Brown, an investment banking firm, and in 1994, he also became Chairman of the Board of Directors of Alex. Brown. Mr. Krongard also served as Vice Chairman of the Board of Directors of Bankers Trust Company N.A. from 1997 to 1998, in addition to holding other financial industry posts. He served as Counselor to the Director of the U.S. Central Intelligence Agency from 1998 to 2001, and then as Executive Director of the CIA from 2001 to 2004. Mr. Krongard served on the board of directors of PHH Corporation from January 2005 to June 2009. He currently serves on the Boards of Directors of Under Armour, Inc. and Apollo Global Management LLC and as Interim Chairman of The Johns Hopkins Health System Corporation. Mr. Krongard received a Bachelor of Arts degree with honors from Princeton University and a Juris Doctorate degree from the University of Maryland School of Law with honors. Our Board of Directors has concluded that Mr. Krongard should serve on the Board and on the Compensation and Nominating and Corporate Governance Committees based on his extensive corporate management experience, his experience leading an agency of the U.S. government and, as a member of the Board of Iridium Holdings, his deep knowledge of our company.

Admiral Eric T. Olson (Ret.), Age 61. Admiral Olson has served on our Board of Directors since December 2011. Admiral Olson retired from active military service in September 2011 and currently is President and Managing Member of ETO Group, LLC, a consulting company of which he is the sole officer. Prior to his military retirement, he served as the commander of the United States Special Operations Command, or USSOCOM, headquartered at MacDill Air Force Base in Florida, which is responsible for ensuring the readiness of joint special operations forces and conducting operations worldwide. Admiral Olson qualified as a Naval Special Warfare officer, or Navy SEAL, in 1974. He served in operational units within every component of the Naval Special Warfare community. Admiral Olson also served as a Navy SEAL instructor and in senior positions at the Joint Special Operations Command, Navy Staff, and USSOCOM. His overseas assignments included Israel, Egypt and Tunisia, and several deployments to contingencies and conflicts. Admiral Olson commanded SEAL Delivery Vehicle Team ONE, Special Boat Squadron TWO, Naval Special Warfare Development Group, and Naval Special Warfare Command. Admiral Olson graduated from the United States Naval Academy in 1973 and earned a Master of Arts degree in National Security Affairs at the Naval Postgraduate School. He was a Joint Specialty Officer and Political-Military Affairs sub-specialist with emphasis on Africa and the Middle East. Admiral Olson was the first Navy SEAL to be promoted to three-star and four-star rank, and the first Navy officer to command USSOCOM. His awards include the Defense Distinguished Service Medal and Silver Star. He was also decorated for service by three foreign governments. Before he retired, he was the “Bull Frog,” an honorary title held by the longest serving Navy SEAL on active duty. He currently serves on the Board of Directors of Under Armour, Inc. Our Board of Directors has concluded that Admiral Olson should serve on the Board based on his extensive Department of Defense and management experience.

Steven B. Pfeiffer, Age 66. Mr. Pfeiffer has served on our Board of Directors since September 2009 and served on the Board of Directors of Iridium Holdings from 2001 to September 2009. Mr. Pfeiffer has been a partner in the law firm of Fulbright & Jaworski LLP since 1983 and served as the elected Chair of the firm’s Executive Committee from 2003 through 2012. He previously served as the Partner-In-Charge of the Washington, D.C. and London offices, and headed the firm’s International Department. Mr. Pfeiffer is also a Non-Executive Director of Barloworld Limited (a public company, on whose compensation, nominating and general purposes committee he serves) in South Africa, Chairman Emeritus of Wesleyan University, a Trustee of The Africa-America Institute in New York, a Director of Project HOPE in Washington, D.C., and a Director of the NAACP Legal Defense and Educational Fund, Inc. Mr. Pfeiffer received a Bachelor of Arts degree from Wesleyan University and studied at Oxford University as a Rhodes Scholar, completing a Bachelor of Arts degree and a Masters degree in jurisprudence. He also holds a Masters degree in Area Studies (Africa) from the School of Oriental and African Studies of the University of London and holds a Juris Doctorate degree from Yale University. Mr. Pfeiffer served as an officer on active and reserve duty in the U.S. Navy. Our Board of Directors has concluded that Mr. Pfeiffer should serve on the Board and on the Compensation Committee based on his extensive corporate management experience, his experience in working with technology companies, and, as a long-term member of the Board of Iridium Holdings, his deep knowledge of our company.

Parker W. Rush, Age 53. Mr. Rush has served on our Board of Directors since our inception in November 2007. Mr. Rush has served as Chief Executive Officer of ClearView Risk Holdings LLC since July 2012. Previously, Mr. Rush served as the President and Chief Executive Officer and as a member of the board of directors of Republic Companies, Inc., or Republic, a provider of property and casualty insurance, from December 2003 until March 2012. Prior to his employment with Republic, Mr. Rush served as a Senior Vice President and Managing Director at The Chubb Corporation and in various other capacities from February 1980. Mr. Rush is an Advisory Board Member for the Dallas/Ft. Worth Salvation Army. Mr. Rush received a Bachelor of Business Administration degree from the University of Texas. Our Board of Directors has concluded that Mr. Rush should serve on the Board and on the Audit Committee based on his extensive corporate management experience and his financial expertise, including his qualification as an audit committee financial expert under SEC guidelines.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Consistent with these considerations, after review of all relevant identified transactions or relationships between each of our directors, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following nine directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Barros, Bok, Canfield, Dawkins, Krongard, Niehaus, Olson, Pfeiffer and Rush. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Desch is not an independent director by virtue of his position as our Chief Executive Officer.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors has an independent Chairman, Mr. Niehaus, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board. The Chairman has the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met six times during 2012. Each Board member other than Terry L. Jones, whose term as a director expired on May 22, 2012, attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served that were held during the year.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has committees that include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2012 for each of these Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Robert H. Niehaus		X
J. Darrel Barros	X
Scott L. Bok			X*
Thomas C. Canfield	X
Terry L. Jones**		X	X
Alvin B. Krongard		X	X
Admiral Eric T. Olson (Ret.)			X
Steven B. Pfeiffer		X*
Parker W. Rush	X*
Total meetings in 2012	6	5	1

*	Committee Chairman
**	Mr. Jones’s term as a director expired on May 22, 2012.

Below is a description of each committee of our Board of Directors. The Board of Directors has determined that each member of each committee is independent within the meaning of the NASDAQ listing standards and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of our Board of Directors was established by the Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of, and assesses the qualifications of, the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm.

The Audit Committee is composed of Messrs. Rush (Chairman), Barros and Canfield. In 2012, the Audit Committee met six times. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/governance.cfm.

At least annually, the Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent. The Board of Directors has also determined that Mr. Rush qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2012 with management of Iridium Communications Inc. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted,

AUDIT COMMITTEE

Parker W. Rush, Chairman

J. Darrel Barros

Thomas C. Canfield

The material in this report of the audit committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is composed of Messrs. Pfeiffer (Chairman), Krongard and Niehaus. All members of our Compensation Committee are independent within the meaning of the NASDAQ listing standards. In 2012, the Compensation Committee met five times. The Compensation Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/governance.cfm.

The Compensation Committee acts on behalf of the Board to oversee our compensation policies, plans and programs, including with respect to salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other employee benefits, and to review and determine the compensation to be paid to our executive officers and directors. The Compensation Committee has also made a non-exclusive delegation of certain authorities to a subcommittee tasked with approving both cash and equity compensation that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, or the Code, which we refer to as the performance subcommittee.

Our Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to approve its inclusion in proxy statements and other filings.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During 2012, our Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co., Inc., to perform the services described in “Executive Compensation—Compensation Discussion and Analysis—Use of Compensation Consultant.”

The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2012 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2012, the members of our Compensation Committee were Messrs. Pfeiffer, Krongard and Niehaus, none of whom is a current or former employee of our company. Mr. Jones, who also was not a current or former employee of the Company, served on the committee until the expiration of his term as a director on May 22, 2012. None of the members of our Compensation Committee had a direct or indirect material interest in any related-party transaction involving our company.

No interlocking relationships exist between our Board of Directors or our Compensation Committee and the board of directors or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2012.

Respectfully submitted,

COMPENSATION COMMITTEE

Steven B. Pfeiffer, Chairman

Alvin B. Krongard

Robert H. Niehaus

The material in this report of the compensation committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us. The Nominating and Corporate Governance Committee is composed of Messrs. Bok (Chairman), Olson and Krongard. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NASDAQ listing standards.

During 2012, the Nominating and Corporate Governance Committee met once. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/governance.cfm.

The Nominating and Corporate Governance Committee believes that candidates for director should have minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider other factors, such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee can modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of the Board to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then recommends candidates to the Board for selection.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Iridium Communications Inc., 1750 Tysons Blvd., Suite 1400, McLean, VA 22102, Attn: Secretary, not less than 90 days but not more than 120 days prior to the anniversary date of the last annual meeting of stockholders. Submissions must include the name and address of the stockholder making the recommendation, the number of shares of our common stock beneficially owned by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the nominee and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to our Secretary at 1750 Tysons Blvd., Suite 1400, McLean, VA 22102. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number of our shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by our Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Ethics

We have adopted the Iridium Communications Inc. Code of Business Conduct and Ethics, or the Code of Ethics, that applies to all of our officers, directors and employees as well as those of our subsidiaries. The Code of Ethics is available on our website at http://investor.iridium.com/governance.cfm. If we make any substantive amendments to the Code of Ethics, or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines, or the Guidelines, to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth, among other things, the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. In December 2012, the Board amended the Guidelines to provide that any nominee who receives a greater number of votes “withheld” than votes “for” must submit an offer of resignation to our Nominating and Corporate Governance Committee. The committee will consider the facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will then act on the committee’s recommendation. The Guidelines are available on our website at http://investor.iridium.com/governance.cfm.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained later in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related information disclosed in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on us or the Board of Directors. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting either in person or by proxy.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2014 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP, or E&Y, to continue in its capacity as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. E&Y has audited our financial statements since our fiscal year ended December 31, 2008.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of E&Y as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of E&Y. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Representatives of E&Y are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2012 and December 31, 2011 by E&Y, our principal accountant.

	Year Ended December 31,
	2012	2011
Audit fees(1)	$1,026,457	$1,271,687
Audit-related fees	—	—
Tax fees(2)	78,287	75,784
All other fees	—	—

Total fees	$1,104,744	$1,347,471

(1)

Fees for audit services included fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally, and fees related to registration statements.

(2)	Tax fees included fees for tax compliance, tax advice and tax planning.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by E&Y is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

MANAGEMENT

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas J. Fitzpatrick, Age 55. Mr. Fitzpatrick has served as our Chief Financial Officer since April 2010. Previously, from 2002 to December 2009, Mr. Fitzpatrick was Executive Vice President and Chief Financial Officer of Centennial Communications Corp., a publicly traded telecommunications company acquired by AT&T in November 2009. Prior to that, Mr. Fitzpatrick was Chief Financial Officer of private and publicly traded companies in the telecommunications and technology industries and a Vice President at Bell Atlantic Corporation (now Verizon). Mr. Fitzpatrick graduated with a Bachelor of Business Administration degree from Pennsylvania State University and a Master of Business Administration degree from Villanova University. Mr. Fitzpatrick is also a Certified Public Accountant.

Bryan J. Hartin, Age 49. Mr. Hartin has served as our Executive Vice President, Sales and Marketing, since December 2012. Previously, from June 2009 to December 2012, Mr. Hartin was Senior Vice President of Sales, Distribution and Business Development of LightSquared, a telecommunications company. Prior to that, from May 2008 to June 2009, Mr. Hartin worked as an independent consultant to companies in the wireless telecommunications industry. From March 2003 to May 2008, Mr. Hartin was Vice President—Indirect Distribution of Sprint Nextel Corporation. Mr. Hartin graduated with a Bachelor of Science degree in Business Administration from LeMoyne College and a Master of Business Administration degree from The American University.

Thomas D. Hickey, Age 53. Mr. Hickey has served as our Chief Legal Officer and Secretary since May 2011. He previously served as General Counsel of Primus Telecommunications Group, Incorporated from July 2010 through March 2011. From April 2006 through June 2010, Mr. Hickey served as Vice President and General Counsel of Cyren Call Communications Corporation, a provider of wireless communications solutions for first responders. Prior to that, he spent 17 years with Nextel Communications, Inc. and Sprint Nextel Corporation, most recently in the role of Vice President, Law and Deputy General Counsel. Prior to his work at Nextel Communications, Inc. and Sprint Nextel Corporation, Mr. Hickey began his legal career at Jones Day in the firm’s telecommunications practice. His prior experience also includes work in the White House, the Federal Communications Commission and Congress. Mr. Hickey received his law degree from Washington University School of Law and a Bachelor’s degree in public policy studies from Duke University.

Richard P. Nyren, Age 42. Mr. Nyren has been our Vice President and Corporate Controller since August 2011, serving as our Principal Accounting Officer. From January 2009 to August 2011, Mr. Nyren served as Assistant Controller and then Vice President and Controller of XO Holdings, Inc., a telecommunications service provider. Prior to XO Holdings, from October 2006 to January 2009, Mr. Nyren served as Controller of Fairchild Corporation, an international diversified holding company. Mr. Nyren has a Master of Business Administration from the University of Maryland-College Park and is a Certified Public Accountant.

John M. Roddy, Age 58. Mr. Roddy has served as Executive Vice President, Quality and Global Operations of Iridium Satellite since 2006. Prior to joining Iridium Satellite, he held numerous executive positions at Telcordia from 2003 to 2006, including President, Telcordia Global Services; Senior Vice President, Global Operations; and Chief Information Officer. Prior to joining Telcordia, at Nortel he was Vice President and General Manager of the Carrier Professional Services Business Unit from 1999 to 2001. Prior to that, he was Vice President, Technology and Director, Ottawa Laboratories for Public Carrier Networks from 1997 to 1998. He also held the position of Vice President, Canadian Technical Services and Global Product Support from 1993 to 1996. He holds a Master of Business Administration degree from McMaster University in Hamilton, Canada.

Scott T. Scheimreif, Age 44. Mr. Scheimreif has served as our Executive Vice President, Government Programs, since December 2012. From June 2012 to December 2012, Mr. Scheimreif served as our acting Executive Vice President, Government Programs. Previously, from April 2008 to June 2012, Mr. Scheimreif was our Vice President, Government Programs. Mr. Scheimreif graduated with a Bachelor’s degree in Business Administration from Salisbury University.

S. Scott Smith, Age 54. Mr. Smith has served as Executive Vice President, Technology Development and Satellite Operations since April 2010. Mr. Smith previously served as Chief Operating Officer of DigitalGlobe Inc. from January 2006 through March 2010. From 1995 to January 2006, he held various positions at Space Imaging Inc., most recently as Executive Vice President, Sales, Engineering and Operations. Prior to this, Mr. Smith held various engineering and management positions for Lockheed Missiles & Space Company. Mr. Smith is currently a member of the Board of Directors of SkyBox Imaging, Inc., located in Mountain View, California. Mr. Smith holds a Bachelor of Science degree in Aerospace Engineering from Syracuse University and a Master of Science degree in Aeronautical and Astronautical Engineering from Stanford University.

Donald L. Thoma, Age 51. Mr. Thoma has served as Chief Executive Officer of our Aireon subsidiary since January 2012. From May 2008 to June 2012, Mr. Thoma served as Executive Vice President Marketing of Iridium Satellite. Prior to that time, Mr. Thoma served as Executive Vice President Corporate Development of Iridium Satellite from November 2006 to May 2008, as Executive Vice President Vertical Markets from November 2004 to November 2006, and prior to that as Executive Vice President Data Services. From 2001 to 2002, Mr. Thoma served as Vice President of Marketing and Business Development for ObjectVideo, Inc. From 1992 to 2000, he held various positions of responsibility for ORBCOMM Inc., ranging from Senior Director of Transportation to Founder and General Manager of the Vantage Tracking Solutions business unit, and Vice President, Business Development. Prior to ORBCOMM, from 1988 to 1990, he was the Director of Integration and Launch Operations for Orbital Sciences Corporation. Previously, he served as a Captain in the United States Air Force Space Division from 1983 to 1988. Mr. Thoma holds a Bachelor of Aeronautical Engineering degree from Rensselaer Polytechnic Institute, a Master of Aerospace Engineering degree from the University of Southern California and a Master of Business Administration degree from the Harvard Business School.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 20, 2013 by (i) each director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all of our executive officers and directors as a group and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percentage (%)
5% Holders
Baralonco Limited(2)	12,930,110	16.8
Capital World Advisors(3)	5,846,132	7.6
Wells Fargo and Company(4)	5,629,307	7.3
Greenhill & Co., Inc.(5)	4,274,016	5.6
Avenir Corporation(6)	3,850,326	5.0

Executive Officers and Directors
Matthew J. Desch(7)	769,849	1.0
Thomas J. Fitzpatrick(8)	304,336	*
John M. Roddy(9)	171,967	*
S. Scott Smith(10)	165,092	*
Donald L. Thoma(11)	305,463	*
Gregory C. Ewert	277,791	*
Robert H. Niehaus(12)	531,398	*
Scott L. Bok(13)	1,267,825	1.7
Thomas C. Canfield(14)	96,198	*
Brigadier Gen. Peter M. Dawkins (Ret.)(15)	38,592	*
Alvin B. Krongard(16)	148,520	*
Eric T. Olson(17)	18,777	*
Steven B. Pfeiffer(18)	41,765	*
J. Darrel Barros(19)	38,167	*
Parker W. Rush(20)	93,558	*
All current directors and executive officers as a group (18 persons)(21)	4,139,297	5.3

*	Less than 1% of the outstanding shares of common stock.

(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 76,593,862 shares outstanding on March 20, 2013. Shares of common stock issuable under options or warrants that are exercisable within 60 days of March 20, 2013, and shares underlying restricted stock units, or RSUs, that will vest within 60 days of March 20, 2013, are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options, warrants or RSUs, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

This information has been obtained from Form 4s filed on October 5, 2012 and November 26, 2012 by Baralonco Limited and its sole owner, Khalid bin Abdullah bin Abdulrahman and includes 530,110 shares issuable upon conversion of 50,000 shares of our 7% Series A Cumulative Perpetual Convertible Preferred Stock. The principal business address of Baralonco Limited is: Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands VG1110.

(3)

This information has been obtained from a Schedule 13G filed on February 13, 2013 by Capital World Investors. The principal business address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(4)

This information has been obtained from a Schedule 13G filed on February 13, 2013 by Wells Fargo and Company. The principal business address of Wells Fargo is 420 Montgomery Street, San Francisco, CA 94104.

(5)

This information has been obtained from a Form 4 filed on March 20, 2013 by Greenhill & Co., Inc. According to the Form 4, the amount of securities beneficially owned by Greenhill includes 1,995,629 shares owned directly by one of Greenhill’s subsidiaries. Mr. Bok, one of our directors, is the chief executive officer of Greenhill. The principal business address of Greenhill is: 300 Park Avenue, New York, NY 10022.

(6)

This information has been obtained from a Schedule 13G filed on March 8, 2013 by Avenir Corporation. The principal business address of Avenir is 1775 Pennsylvania Avenue NW, Suite 650, Washington, DC 20006.

(7)	Includes 520,932 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2013.

(8)	Includes 282,276 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2013.

(9)	Includes 170,065 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2013.

(10)	Includes 153,190 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2013.

(11)	Includes 170,065 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2013.

(12)	Includes 17,643 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2013 and 41,479 shares underlying RSUs vested within 60 days of March 20, 2013.

(13)

Includes 767,614 shares of common stock held by the Scott L. Bok May 2011 Annuity Trust, 70,876 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2013, and 23,115 shares underlying RSUs vested within 60 days of March 20, 2013.

(14)	Includes 59,372 shares underlying RSUs vested within 60 days of March 20, 2013.

(15)	Consists of 38,592 shares underlying RSUs vested within 60 days of March 20, 2013.

(16)

Includes 113,520 shares issuable upon exercise of stock options exercisable within 60 days of March 20, 2013. Excludes 115,233 shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009, a trust held for the benefit of Mr. Krongard’s children of which Mr. Krongard’s wife is the trustee. Mr. Krongard disclaims beneficial ownership of any shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009.

(17)	Consists of 18,777 shares underlying RSUs vested within 60 days of March 20, 2013.

(18)	Consists of 8,861 shares issuable upon the exercise of stock options exercisable within 60 days of March 20, 2013 and 32,904 shares underlying RSUs vested within 60 days of March 20, 2013.

(19)	Consists of 38,167 shares underlying RSUs vested within 60 days of March 20, 2013.

(20)	Includes 42,832 shares underlying RSUs vested within 60 days of March 20, 2013.

(21)

Includes 1,647,039 shares issuable upon the exercise of stock options exercisable within 60 days of March 20, 2013 and 295,237 shares underlying RSUs vested within 60 days of March 20, 2013. See footnotes 7 through 20.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely complied with, except for three reports, covering an aggregate of five transactions, that were filed late by Greenhill & Co. Inc.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Background

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following executives, who are referred to in this Compensation Discussion and Analysis and in the following tables as our named executive officers:

•	Matthew J. Desch, chief executive officer;
•	Thomas J. Fitzpatrick, chief financial officer;
•	John M. Roddy, executive vice president, quality and global operations, Iridium Satellite;
•	S. Scott Smith, executive vice president, technology development and satellite operations;
•	Donald L. Thoma, chief executive officer, Aireon LLC; and
•	Gregory C. Ewert, former executive vice president, global distribution channels, Iridium Satellite.

Executive Summary

Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives. To do so, we believe that a majority of their target compensation should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions.

Response to 2012 Say-on-Pay Vote. We conducted our second advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2012. We believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders. Our Board and our Compensation Committee value the opinions of our stockholders. Our Compensation Committee’s decisions regarding compensation for 2012 reflected our first say-on-pay vote in 2011, which was supported by approximately 98.9% of the votes cast on the proposal. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

At our annual meeting of stockholders in 2012, approximately 91.5% of the votes cast on the say-on-pay proposal supported the proposal. While this vote was advisory only, our Compensation Committee has considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that, similar to our 2011 say-on-pay vote, this 2012 stockholder vote strongly endorsed our compensation philosophy and the decisions we made for 2011. After discussing the levels of support in 2011 and 2012 in favor of the proposal, and considering the Compensation Committee’s recent activity to adopt additional measures, including stock ownership guidelines and a new performance-based restricted stock unit program, to further align management and stockholder interests, our Compensation Committee decided to generally maintain a consistent course for 2013 compensation decisions.

Important Features of our Executive Compensation Program. The important features of our executive compensation program include:

•

Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an incentive cash bonus opportunity that is based on achievement of revenue, operational EBITDA, and sales and other strategic and financial goals selected annually by our Compensation Committee, and an equity compensation opportunity in the form of stock options, performance shares and restricted stock units that provide incentives for our executives to meet certain performance goals and increase the market value of our common stock. In 2012, these forms of at-risk, performance-based compensation represented approximately 70% of our chief executive officer’s target total direct compensation, and an average of 64% of our other executives’ target total direct compensation.

•

Our chief executive officer and our other executive officers received no payout from our 2012 cash incentive bonus plan because our revenue fell short of the threshold target for payout under the plan, underscoring the strong role that at-risk, performance-based compensation plays in our executive compensation program.

•

In February 2012, we adopted a new performance-based restricted stock unit program for senior executives to further tie compensation received from equity-based awards to achievement of specific Company performance targets. We believe performance-based equity is a best practice and contributes to our goal of heavily weighting executive compensation toward performance-based compensation.

•	The cash severance benefits that we offer to our executives do not exceed three times base salary and annual bonus.
•

We do not provide our executive officers with any excise tax gross ups for tax obligations arising from Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, or Section 280G of the Code.

•	We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.
•

Our executives are required to comply with our stock ownership guidelines, which we adopted in February 2012. Under these guidelines, our chief executive officer is required to own shares of our common stock with a value equal to four times his annual base salary and our executive vice presidents are required to own shares of our common stock with a value equal to two times their annual base salaries.

•

Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging the economic interest in the Iridium shares they hold, and no pledges of stock occurred during 2012.

•	Our Compensation Committee has retained an independent third-party consultant for guidance in making compensation decisions.
•	Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.
•	We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.

Objectives of Our Compensation Program

We design our executive compensation programs to:

•	provide a competitive compensation package to attract and retain talented individuals to manage and operate all aspects of our business;
•	motivate our executives to achieve corporate and individual objectives that promote the growth and profitability of our business, as measured by objective goals; and
•	align the interests of our executive officers with those of our stockholders.

To meet these objectives, we provide base salary, performance-based annual cash incentives, performance-based and time-based equity incentive awards, broad-based employee benefits with limited perquisites, and responsible severance benefits. We do not have formal policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of cash compensation and non-cash compensation, but rather, the Compensation Committee makes determinations regarding the allocation of compensation based on the best interests of the Company with the goal of encouraging and rewarding performance.

Role of the Compensation Committee

Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to all of our employees, including the administration of our equity plans and employee benefit plans. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our named executive officers. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.

The Compensation Committee has the authority to delegate some or all of its duties to a subcommittee of its own members. In 2010, the Compensation Committee made a non-exclusive delegation of limited authority to a subcommittee tasked with approving both cash and equity compensation that may qualify as “performance-based compensation” under Section 162(m) of the Code. Approval of compensation by the subcommittee is not a guarantee of deductibility, and the Compensation Committee and the subcommittee reserve the right to structure compensation in a manner that may not meet the standards for “performance-based compensation.” When we refer to the Compensation Committee in this Compensation Discussion and Analysis, we mean the Compensation Committee or its subcommittee, as applicable.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as Company financial reports and projections, operational data, tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and the recommendations of our chief executive officer and the Compensation Committee’s independent compensation consultant.

Role of Management

Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our named executive officers submitted by our chief executive officer. However, our Compensation Committee retains the final authority to make all compensation decisions. No executive officer participated directly in the final determinations of the Compensation Committee regarding the amount of any component of his own 2012 compensation package.

Our human resources, finance and legal departments work with our chief executive officer to design and develop recommended compensation programs for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee. Members of these departments also meet separately with the Compensation Committee’s independent compensation consultant to convey information on proposals that management may make to the Compensation Committee, as well as to allow the consultant to collect information about our company to develop its own proposals.

Use of Compensation Consultant

Our Compensation Committee decided to continue its engagement of Frederic W. Cook & Co., Inc., or F.W. Cook, as its independent compensation consultant for compensation decisions in 2012. The Compensation Committee originally retained F.W. Cook in 2009 after considering a number of other national compensation consulting firms. The Compensation Committee selected F.W. Cook for its expertise in the telecommunications industry, the recommendations of other clients of F.W. Cook, and the availability of the consultant to attend meetings in person.

F.W. Cook provided the Compensation Committee with the following services in relation to compensation decisions for 2012:

•	reviewed and provided recommendations on the compensation program for our non-employee directors;
•	advised on the design and structure of our cash and equity incentive compensation program;
•	advised on a new equity incentive plan and the number of shares authorized for issuance thereunder;
•	provided advice on our stock ownership guidelines;
•	prepared an analysis of our share usage under our equity incentive plan;
•	conducted a risk analysis of our compensation programs;
•	updated the Compensation Committee on emerging trends and best practices in the area of executive and Board compensation;
•	reviewed and provided recommendations on the composition of our 2012 peer group of companies;
•	provided compensation data for similarly situated executive officers at our peer group; and
•

reviewed the compensation arrangements for all of our named executive officers, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program.

The Compensation Committee has the authority to hire and terminate its compensation consultant. The Company pays the cost for the consultant’s services. F.W. Cook attends meetings of the Compensation Committee at the request of the Compensation Committee. The Chairman of the Compensation Committee also communicated separately with F.W. Cook. F.W. Cook did not provide any services directly to management or to the Company. If and as requested by the Compensation Committee, F.W. Cook gathers information from management necessary to perform its duties to the Compensation Committee.

The Compensation Committee regularly reviews the performance and independence of F.W. Cook and of each individual employee of the consulting firm who directly provides services to the Company. In March 2013, the Compensation Committee considered whether F.W. Cook could continue to serve as an independent adviser to the Compensation Committee. The Compensation Committee requested information from F.W. Cook about potential conflicts of interest, and in particular, considered the fact that F.W. Cook provides no other services to the Company, that the individual representative of F.W. Cook who works directly with the Compensation Committee has no other business or personal relationships with the Board, management or the Company, F.W. Cook’s own policies on ethics, stock ownership, and conflicts of interest, and that the total revenue F.W. Cook received from the Company in 2011 and 2012 did not exceed 0.05% of F.W. Cook’s gross revenues. In particular, the total fees paid to F.W. Cook during 2012 did not exceed $120,000. As a result, the Compensation Committee concluded that there were no conflicts of interest with respect to F.W. Cook providing services to the Compensation Committee.

Use of Peer Data

In preparation for 2012 decisions, in the summer of 2011, the Compensation Committee engaged F.W. Cook to review and provide recommendations on the composition of our peer group of companies and, after the Compensation Committee approved a final list of peers, to provide compensation data for similarly situated executive officers at this new peer group based on proxy filings made by those companies in the spring of 2011. The Compensation Committee selected public companies in the telecommunications industry with revenues, operating income, total assets, market capitalization and number of employees generally comparable to those of Iridium. The Compensation Committee chose companies with respect to which Iridium was positioned between the 25th percentile and the median in all but one size measure (Iridium was below the 25th percentile for number of employees). The selected companies were: DigitalGlobe, EMS Technologies, GeoEye, Globalstar, Globecomm Systems, Hughes Comm., Inmarsat, Intelsat, j2 Global Comm., Loral Space & Comm., NeuStar, ORBCOMM, PAETEC Hldg., Premier Global Svcs., and ViaSat. This peer group is very similar to the 2009 peer group developed for us by F.W. Cook that was used when making 2010 and 2011 executive compensation decisions, reflecting the addition of DigitalGlobe (which became publicly traded in May 2009), and the removal of Broadview Networks (due to irregular compensation programs), SkyTerra Communications (which became privately held in 2010) and tw telecom (as it was no longer considered an appropriate peer due to size and line of business).

However, our Compensation Committee does not make decisions solely based on peer data. Our Compensation Committee refers to peer data to help ensure that target compensation amounts do not materially deviate from market practices (as reflected by the 25th percentile, median and 75th percentile of peer group) and that target amounts provide fair compensation given company performance. In particular, the Compensation Committee requested data from F.W. Cook at the 25th percentile, median and 75th percentile of the peer group for base salary, target cash bonus, actual cash bonus, aggregate equity award value, total target compensation and total actual compensation. However, individual compensation decisions may deviate from the peer data, as our Compensation Committee discussed the peer data and made the 2012 compensation decisions in the context of:

•

the differences in our executives’ responsibilities and tenure, as compared to the executives in our peer group, as title is not always determinative of the comparability of role from one organization to another;

•	the experiences, knowledge and business judgment of each member;
•

the desire to maintain target pay opportunities and allocations between cash and equity at levels that were consistent with historical pay levels for each of our executives, given the positive responses to our past say on pay proposals;

•	our 3% Company-wide corporate merit increase budget for base salaries, reflecting our desire to maintain a responsible human capital cost structure;
•

corporate and individual performance, which includes setting target compensation opportunities after taking into account, in a subjective fashion, performance in the prior year, as well as the anticipated demands on the executive in the coming year; and

•

internal pay equity, which we view from the perspective that (1) the target total compensation of our executive officers, other than our chief executive officer, should be within a relatively narrow range, and (2) the target total compensation of our chief executive officer should be meaningfully higher than that of our other officers, in each case, given the relative weight of their responsibilities and ability to impact our corporate performance.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2012

Base Salary

We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual cash incentive bonuses and equity-based incentive compensation. Our Compensation Committee recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.

In February 2012, the Compensation Committee reviewed the base salaries for our executive officers. The Compensation Committee considered each officer’s 2011 base salary level, the updated peer data from F.W. Cook, our 3% Company-wide corporate merit increase budget for base salaries, the scope of each executive’s responsibilities for 2012, and internal pay equity. The Compensation Committee also considered the recommendations of our chief executive officer for base salary increases for officers other than himself. The Compensation Committee set the 2012 base salaries of each of the named executive officers as follows:

Name	2011 Base Salary	2012 Base Salary	% Increase

Matthew J. Desch	$710,215	$731,521*	3.00%*
Thomas J. Fitzpatrick	$412,000	$424,360	3.00%
Gregory C. Ewert	$345,100	$345,100	0.00%
John M. Roddy	$329,600	$341,136	3.50%
S. Scott Smith	$320,000	$334,400	4.50%
Donald L. Thoma	$300,000	$313,500	4.50%

*

Mr. Desch also received an additional 2.4% salary increase in November 2012 pursuant to the terms of his previously negotiated employment agreement to coincide with the termination of a company car perquisite.

The Compensation Committee determined it was appropriate to provide no salary increase to Mr. Ewert, in light of his historical salary and bonus level, to further our goal of internal pay equity. In addition, the Compensation Committee determined it was appropriate to provide larger salary increases to Messrs. Roddy, Smith and Thoma to reflect their respective increased levels of responsibility in the organization and to further our goal of internal pay equity.

2012 Bonuses

2012 Bonus Plan. In March 2012, the Compensation Committee approved our 2012 executive cash performance bonus plan, or our 2012 bonus plan, which operated under the terms of our 2009 Iridium Communications Inc. Stock Incentive Plan, or our 2009 Plan. Our 2009 Plan was approved by our Board and our stockholders in 2009, and allowed for the granting of performance-based compensation opportunities that may be deductible by us under Section 162(m) of the Code as amounts paid contingent upon the achievement of pre-established stockholder-approved performance goals. Our 2012 bonus plan provided cash compensation opportunities to our named executive officers based on our achievement of pre-established performance goals derived from our Board-approved operating plan for 2012.

Target Bonus Levels. In March 2012, the Compensation Committee approved a target cash incentive bonus award for each executive, and capped the maximum bonus award at twice the target level. These levels were consistent with our philosophy that a significant portion of each executive’s total target cash compensation should be performance-based, and reflected the Compensation Committee’s review of internal pay equity and its conclusion that no extraordinary factors created a need to modify the 2011 target bonus levels. The Compensation Committee also considered the recommendation of our chief executive officer that target levels for the other officers not change from 2011 levels. The respective target amounts for 2012 for our named executive officers were:

Name	2012 Target Bonus	% of 2012 Base Salary

Matthew J. Desch	$661,026	90%
Thomas J. Fitzpatrick	$318,270	75%
Gregory C. Ewert	$258,825	75%
John M. Roddy	$204,687	60%
S. Scott Smith	$200,640	60%
Donald L. Thoma	$188,100	60%

2012 Bonus Plan Structure and Metrics. In March 2012, the Compensation Committee determined that for participants to earn any bonus in 2012 under our 2012 bonus plan, we must achieve a threshold goal of at least 93% of our budgeted GAAP revenue target. Our revenue target for 2012 was $415.9 million and, accordingly, our threshold goal under our 2012 bonus plan was $386.8 million in revenue. If we did not achieve our threshold goal, the participants in our 2012 bonus plan would earn no annual cash incentive bonus under the plan. If we achieved the threshold amount of our revenue target, each participant would be eligible to earn up to 200% of his or her target bonus amount. The Compensation Committee would then use negative discretion to determine the actual bonus awards, which could be lower, but not greater, than 200% of the target bonus amount for each participant, based on the aggregate corporate performance factor. To be eligible for a bonus for 2012, the executive was required to remain employed by us through the date the bonus was to be paid.

For 2012, the corporate performance factor was the sum of the achievement levels of the following corporate goals:

•

an adjusted revenue target (GAAP revenue excluding purchase accounting adjustments), weighted at 10% for target performance, with a scale of potential payouts ranging from a maximum of 20% credit for performance at or above 102.4% of target to a minimum of 0% credit for performance of less than 97.6% of target;

•

an Operational EBITDA target, weighted at 35% for target performance, with a scale of potential payouts ranging from a maximum of 70% credit for performance at or above 103.6% of target to a minimum of 0% credit for performance below 97.7% of target;

•

a target level for sales and net subscriber activations in short-burst data units, weighted at 12.5% for target achievement, with a scale of potential payouts ranging from a maximum of 25% credit for performance at or above 110% of target to a minimum of 0% credit for performance below 75% of target;

•

a target level for sales and net subscriber activations for Iridium OpenPort® devices, weighted at 12.5% for target achievement, with a scale of potential payouts ranging from a maximum of 25% credit for performance at or above 114.3% of target to a minimum of 0% credit for performance below 75% of target; and

•

a revenue target for specified hosted payload service revenue, weighted at 30% for target achievement, with a potential stretch payout of an additional 30% for achievement of specified strategic goals.

Operational EBITDA was defined as earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses, stock-based compensation expenses, the impact of purchase accounting adjustments and changes in the fair value of warrants. In addition, if Operational EBITDA was less than a specified amount, no payouts were permissible, regardless of our level of attainment of any other goals.

At the time the Compensation Committee set our goals for 2012, the Compensation Committee believed that the 2012 bonus plan goals were achievable, but only with significant effort. Our revenue and Operational EBITDA targets reflected an 8% and 13% increase over our actual results for 2011, respectively. The Compensation Committee set high targets for sales and net subscriber activations targets for short-burst data units and Iridium OpenPort devices, to encourage management to aggressively pursue growth in these areas, and high targets for the hosted payload revenues to recognize the achievement of a difficult goal and encourage the aggressive pursuit of a long-term benefit to the Company.

2012 Performance and Bonus Payouts under 2012 Bonus Plan. In 2012, we did not achieve the threshold goal of $386.8 million in GAAP revenue required for the payment of bonuses under the 2012 bonus plan. Accordingly, we did not pay bonuses to our executive officers for 2012 under the 2012 bonus plan.

Discretionary Aireon Bonus. In March 2013, the Compensation Committee, on the recommendation of the compensation committee of our Aireon subsidiary, awarded Mr. Thoma, the chief executive officer of Aireon, a discretionary bonus in the amount of $188,100 in recognition of the substantial progress made in the Aireon business during 2012, including the closing of the investment agreement with NAV CANADA. This bonus for Mr. Thoma was paid by us but will be reimbursed to us by Aireon under the terms of our intercompany administrative services agreement, pursuant to which we provide management and other services to Aireon.

Equity-Based Incentive Compensation

The Compensation Committee believes that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. We have historically awarded equity in the form of options, which have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and vest based on continued service over a specified period (typically, four years). As a result of the way we structure our option awards, options provide a return to the executive only if such officer remains employed by us, and then only if the market price of our common stock appreciates over the term of the option.

In February 2012, the Compensation Committee approved the performance share program, which provides for the grant of performance-based restricted stock units. The Compensation Committee established this program to (i) focus key employees on achieving specific performance targets, (ii) reinforce a team-oriented approach, (iii) provide significant award potential for achieving outstanding performance and (iv) enhance our ability to attract and retain highly talented and competent individuals. Under this program the Compensation Committee granted awards to designated key employees, with each award representing a specified maximum number of shares of common stock that may ultimately be earned by the employee under the award. The maximum award is calculated by reference to the target award value. The number of shares ultimately paid under the award is determined based on achievement of performance goals over a two-year performance period, and is subject to additional time-based vesting thereafter. These performance shares provide a return to the executive if the executive both remains employed by us and achieves specific performance targets from 2012 through 2013.

Equity-based awards granted to our named executive officers in 2012 were granted under our 2009 Plan. In March 2012, our Board approved the Iridium Communications Inc. 2012 Equity Incentive Plan, or our 2012 Plan. The 2012 Plan was approved by our stockholders in May 2012. The 2012 Plan is the successor to and continuation of our 2009 Plan, and so no additional awards will be granted under the 2009 Plan following the adoption of the 2012 Plan.

The Compensation Committee determined an aggregate target award size for each executive based on the peer data provided by F.W. Cook, our internal equity budget for grants for 2012, internal pay equity, and the recommendations of our chief executive officer. Based on the recommendations of F.W. Cook, the Compensation Committee decided to allocate 25% of the target value of each award in the form of stock options subject to a four-year vesting schedule, 50% in the form of performance-based share awards and 25% in the form of restricted stock units subject to a four-year vesting schedule. The Compensation Committee felt that this mix of stock options, performance-based share awards and restricted stock unit grants was necessary to promote our retention, motivation and stockholder alignment goals.

Stock Option Grants in 2012. In February 2012, the Compensation Committee approved the grant of a new stock option to each of our executive officers, effective March 1, 2012, that would be subject to vesting based on continued service over four years, with one-quarter vesting on March 1, 2013, and the remainder vesting thereafter in twelve equal quarterly installments. Each option has an exercise price equal to the fair market value of a share of our common stock on the date of grant. The number of shares subject to each grant was equal to the number of shares having a grant date fair value equal to the target option value.

In addition, on June 1, 2012, the Compensation Committee granted to Mr. Thoma a performance-based option to purchase 112,994 shares of our common stock at an exercise price equal to the fair market value of a share of our common stock on the date of grant. The performance condition, the successful closing of the investment agreement with NAV CANADA, was satisfied on November 19, 2012. The option will vest and become exercisable as to 25% of the shares of common stock underlying the option on June 1, 2013 with the remainder vesting in twelve equal quarterly installments through June 1, 2016.

The option grants to our executive officers were as follows:

Name	Date of Grant	Target Option Value	Number of Shares

Matthew J. Desch	March 1, 2012	$280,500	83,731
Thomas J. Fitzpatrick	March 1, 2012	$97,500	29,104
Gregory C. Ewert	March 1, 2012	$93,000	27,761
John M. Roddy	March 1, 2012	$93,000	27,761
S. Scott Smith	March 1, 2012	$93,000	27,761
Donald L. Thoma	March 1, 2012	$93,000	27,761
Donald L. Thoma	June 1, 2012	$400,000	112,994

Performance-Based Share Grants in 2012. In February 2012, the Compensation Committee approved target performance-based share awards for our executive officers, effective March 1, 2012. The number of shares subject to the target performance-based share awards was equal to the target grant value divided by the closing price of our stock on the date of grant.

Name	Target Value	Number of Shares

Matthew J. Desch	$561,000	74,206
Thomas J. Fitzpatrick	$195,000	25,793
Gregory C. Ewert	$186,000	24,603
John M. Roddy	$186,000	24,603
S. Scott Smith	$186,000	24,603
Donald L. Thoma	$186,000	24,603

The actual awards to be earned by each executive will be determined based on the growth of our average service revenue for 2012 and 2013, calculated in accordance with generally accepted accounting principles, or GAAP, over our 2011 service revenue. We must achieve at least a 7% average increase in GAAP service revenue during 2012 and 2013 over the GAAP service revenue in 2011 for any award to be earned. The number of shares earned would increase based on the average growth in GAAP service revenue over 2012 and 2013 above that level, up to the maximum award of 150% of the target number of shares for an average rate of growth equal to or greater than 12%. In addition, the actual awards would be reduced to zero if we fail to achieve an average OEBITDA margin for 2012 and 2013 that exceeds our OEBITDA margin for 2011. “OEBITDA margin” is OEBITDA expressed as a percentage of adjusted revenue. “OEBITDA” for this purpose is defined as earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), stock-based compensation expenses, transaction expenses associated with GHL Acquisition Corp.’s acquisition of Iridium Holdings LLC, the impact of purchase accounting, and changes in the fair value of warrants. “Adjusted revenue” is our reported GAAP revenue excluding the impact of purchase accounting and Iridium NEXT revenue.

The actual awards earned are also subject to time-based vesting, with 50% of the earned shares vesting when the Compensation Committee determines our level of achievement of the performance goals, which would occur in the first quarter of 2014, and the remaining 50% vesting on March 1, 2015, subject to continuous employment of the participant with us or our subsidiaries through such dates. In addition, if a change in control occurs before the date the Compensation Committee determines our level of achievement of the performance goals, the executive officers would be awarded, effective as of immediately prior to the change in control, an actual award equal to the target award, subject to the same vesting schedule, with the first vesting date being March 1, 2014.

The Compensation Committee’s practice when determining the achievement of a scaled target is to use linear extrapolation between points, and to round to the nearest increment in the scale or whole percentage point, depending on the target. At the time the Compensation Committee set our goals for the performance units granted in 2012, the Compensation Committee believed that the goals were achievable, but only with significant effort.

Restricted Stock Unit Grants in 2012. In February, 2012, the Compensation Committee approved the grant of restricted stock units to each of our executive officers, effective March 1, 2012, under the terms of the 2009 Plan. The number of shares subject to each award is equal to the target value divided by the closing price of our common stock on the date of grant. The following restricted stock unit grants are subject to vesting based on continued service over four years, with one quarter vesting on March 1, 2013, and the remainder vesting thereafter in twelve equal quarterly installments:

Name	Target Value	Number of Shares

Matthew J. Desch	$280,500	37,103
Thomas J. Fitzpatrick	$97,500	12,896
Gregory C. Ewert	$93,000	12,301
John M. Roddy	$93,000	12,301
S. Scott Smith	$93,000	12,301
Donald L. Thoma	$93,000	12,301

Equity Compensation Policies

In February 2012, the Compensation Committee decided that as a general matter, the Compensation Committee would plan to make compensatory equity grants only four times a year on January 1, March 1, June 1 and September 1. As necessary to meet business needs, the Compensation Committee or the Board may grant equity awards outside of these regularly scheduled dates. The Compensation Committee followed this schedule in 2012 and only made equity grants to our named executive officers effective on March 1, 2012 and June 1, 2012.

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. In addition, none of our employees, including our executive officers, directors or consultants pledged any shares of our stock during 2012.

Stock Ownership and Holding Guidelines

In February 2012, our Compensation Committee adopted stock ownership guidelines for our executives at the level of vice president and above and for our directors. Our Compensation Committee, in consultation with F.W. Cook, determined that stock ownership guidelines are common among large public companies and are increasing in prevalence among mid-sized and smaller companies. The Compensation Committee also determined that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device.

The stock ownership guidelines are based on a multiple of base salary or annual cash retainer. Under the guidelines, our chief executive officer is required to own shares of our common stock with a value at least equal to four times his annual base salary. Each of our executive vice presidents, senior vice presidents and vice presidents are required to own shares of our common stock with a value at least equal to two times, one times and one-half times such vice president’s annual base salary, respectively. Each non-employee director is required to own shares of our common stock with a value equal to four times his or her annual base cash retainer for Board service (not including amounts received for service on Board committees).

For purposes of these guidelines, “ownership” includes: (1) shares directly (not beneficially) owned; (2) shares directly (not beneficially) owned jointly by the individual and his or her spouse; (3) shares held in trust or other estate planning vehicle (e.g., family limited partnership) for the benefit of the individual and/or his or her family members; (4) shares equal to the number of vested deferred stock units credited to the individual under a deferred compensation arrangement; and (5) shares credited to the individual’s 401(k) plan account.

There is no specific time period within which the individual must attain the applicable stock ownership targets under the guidelines. Rather, starting on February 1, 2012, and until an individual comes into compliance with the guidelines, he or she is required to retain 50% percent of Net Profit Shares from each stock award on exercise, vesting or earn-out. “Net Profit Shares” means: (1) shares received on the vesting or issuance (as applicable) of full value stock awards (e.g., restricted stock, restricted stock units, performance shares) granted after these guidelines were adopted, net of the actual number of shares withheld or sold at vesting or issuance to cover taxes; and (2) shares received on the exercise of stock options granted after these guidelines were adopted, net of the actual number of shares tendered or sold at exercise to cover the exercise price and taxes related to exercise.

Change in Control and Severance Benefits

Under the terms of the employment agreements with each of our executive officers, either we or the executive may terminate the executive’s employment at any time. Each of our named executive officers is eligible, under the terms of his respective employment agreement, to receive, in exchange for a release of claims, severance benefits upon the termination of his employment either by us without cause or by him for good reason, with additional severance benefits provided in the event the termination is in connection with a change in control. The terms and conditions of severance provisions are discussed more fully in the section below under the heading “—Potential Payments upon Termination or Change in Control.” We do not provide any excise tax gross ups on change in control benefits.

These agreements reflect the negotiations with our named executive officers at the time we entered into the agreements, as well as our desire to have a consistent set of benefits across the executive team. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that additional change in control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an executive officer departs our company before an acquisition is completed. We believe that our existing arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change in control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security. These existing arrangements help ensure stability among our executive officer ranks, and will help enable our executives to maintain a balanced perspective in making overall business decisions during periods of uncertainty.

Separation Agreements

In January 2013, Mr. Ewert executed a release agreement, pursuant to the terms of his employment agreement. Mr. Ewert agreed not to compete with us or solicit our employees for alternative employment during a period of one year after termination of his employment on December 5, 2012 is entitled to receive a severance benefit consisting of (i) 12 months of his then-current base salary, to be paid in accordance with our normal payroll practices and (ii) payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment.

Signing and Retention Bonuses

We hired Mr. Smith in March 2010. Mr. Smith’s employment agreement provided for the payment of a signing bonus in an amount equal to $50,000 paid on the effective date of the agreement and retention bonuses in an amount equal to $50,000, each to be paid on the first and second anniversaries of the effective date. Under the terms of Mr. Smith’s employment agreement, each of the retention bonuses was to be paid only if Mr. Smith remained continuously employed by us through each applicable payment date. The last retention bonus due to

Mr. Smith was paid in March 2012. This benefit reflects our negotiations with Mr. Smith at the time of his hiring, including considerations related to relocation, and the collective knowledge and experience of our Compensation Committee members in attracting and retaining new executive officers. We believe these retention bonuses were necessary to encourage Mr. Smith to accept employment with us, and provided a meaningful retention device.

We hired Mr. Fitzpatrick effective April 2010. Mr. Fitzpatrick’s employment agreement provided for the payment of a signing bonus in an amount equal to $50,000 paid on the effective date of the agreement and retention bonuses in an amount equal to $50,000, each to be paid on the first and second anniversaries of the effective date. Under the terms of Mr. Fitzpatrick’s employment agreement, each of the retention bonuses was to be paid only if Mr. Fitzpatrick remained continuously employed by us through each applicable payment date. The last retention bonus due to Mr. Fitzpatrick was paid in April 2012. This benefit reflects our negotiations with Mr. Fitzpatrick at the time of his hiring, including considerations related to relocation, and the collective knowledge and experience of our Compensation Committee members in attracting and retaining new executive officers. We believe these retention bonuses were necessary to encourage Mr. Fitzpatrick to accept employment with us, and provided a meaningful retention device.

Employee Benefits

We provide broad-based medical insurance, dental insurance, vision coverage, life insurance and accidental death and dismemberment insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) plan. We match all eligible employee contributions dollar for dollar up to 5% of an employee’s salary, with a maximum match per employee of $12,500 in each calendar year. We believe these insurance and retirement savings benefits are consistent with practices of similarly sized companies and help to recruit and retain key talent at a minimal cost to us.

Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for limited perquisites provided on a case-by-case basis. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits.

•

Under the terms of his employment agreement, Mr. Desch was entitled to use of a company automobile or a cash car allowance at our expense. This benefit, which Mr. Desch had been provided since joining the Company, expired on November 1, 2012; however, Mr. Desch stopped utilizing the benefit before the beginning of 2012, so there was no cost to us for this benefit in 2012. As noted in the table of executive officer base salaries above, Mr. Desch received a 2.4% increase in his base salary in November 2012, to coincide with the termination of this benefit, as required by the terms of his employment agreement. Additionally, we have agreed to purchase and maintain a term life insurance policy in the face amount of $400,000 for Mr. Desch. These benefits are provided as a result of negotiations with Mr. Desch when his employment commenced with our subsidiary Iridium Holdings in 2006. With respect to the term life insurance policy, the Compensation Committee decided that rather than paying Mr. Desch this amount as severance upon death out of our general assets, it was more cost effective to provide for these payments through insurance. These limited perquisites helped us to recruit Mr. Desch, and now they help us to retain his services, at what the Compensation Committee believes is a minimal cost to us.

•

Under the terms of his employment agreement, Mr. Roddy is entitled to specified basic relocation benefits, and a reimbursement of taxes due on such benefits, to provide for his return to Canada if his employment is terminated without cause or by him for good reason. These benefits are provided as a result of negotiations with Mr. Roddy at the time of his hiring by Iridium Satellite in 2006, and were necessary to induce him to accept employment with us and relocate from Canada to do so. These limited perquisites helped us to recruit Mr. Roddy, at what the Compensation Committee believes is a minimal cost to us.

Deductibility of Executive Compensation; Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, up to $1.0 million per executive per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

Amounts paid and awards granted under our 2012 executive cash performance bonus plans, our 2012 employee cash performance bonus plan, our 2012 performance share program and our 2012 equity incentive plan, which our board adopted in March 2012 and which was approved by our stockholders at our annual meeting in 2012, are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations under the act, any clawback policy the Company adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Risk Analysis of Our Compensation Plans

In early 2013, F.W. Cook conducted a risk assessment of our compensation policies in effect for 2012, and delivered a report to the Compensation Committee summarizing the results of their risk assessment. The Compensation Committee has reviewed the report and considered our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. We design our compensation policies and programs to encourage our employees to remain focused on both our short and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation earned by the named executive officers in 2010, 2011 and 2012. The named executive officers consist of our chief executive officer, our chief financial officer and our other three most highly compensated executive officers who were serving as executive officers at December 31, 2012, and one former executive officer whose employment terminated during 2012.

Name and Principal Position	Year	Salary($)		Bonus($)		Stock Awards ($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation($)		Total($)
Matthew J. Desch,	2012	734,474		—		841,500	280,500	—	13,223	(4)	1,869,697
Chief Executive Officer	2011	710,215		—		—	1,122,000	543,314	24,876	(5)	2,400,405
	2010	675,000		—		—	—	729,000	31,373	(6)	1,435,373

Thomas J. Fitzpatrick,	2012	424,360		50,000	(7)	292,500	97,500	—	13,223	(4)	877,583
Chief Financial Officer	2011	412,000		50,000	(7)	—	374,000	262,650	13,765	(6)	1,112,415
	2010	296,970		50,000	(7)	—	1,821,000	360,000	13,260	(6)	2,541,230

John M. Roddy,	2012	341,136		—		279,000	93,000	—	13,223	(4)	726,359
Executive Vice President for Quality and Global Operations, Iridium Satellite	2011 2010	329,600 320,000		— —		— —	336,600 —	168,096 230,400	13,667 13,667	(6) (6)	847,963 564,067

S. Scott Smith,	2012	334,400		50,000	(7)	279,000	93,000	—	13,223	(4)	769,623
Executive Vice President for Technology Development and Satellite Operations	2011 2010	309,350 254,318		50,000 50,000	(7) (7)	— —	336,600 819,450	157,768 208,800	13,741 4,524	(6) (8)	867,459 1,337,092

Gregory C. Ewert,	2012	321,646	(9)	—		279,000	93,000	—	374,111	(9)	1,067,757
Former Executive Vice President of Global Distribution Channels, Iridium Satellite(9)	2011 2010	345,100 340,000		— —		— —	336,600 —	220,001 306,000	13,635 13,635	(6) (6)	915,336 659,635

Donald L. Thoma,	2012	313,500		188,100		279,000	493,000	—	13,223	(4)	1,286,823
Chief Executive Officer of Aireon LLC	2011 2010	300,000 275,000		— —		— —	336,600 —	153,000 198,000	13,551 12,250	(6) (6)	803,151 485,250

(1)

The amounts in this column reflect the grant date fair value that will be recognized in the applicable year and subsequent years for financial statement reporting purposes with respect to restricted stock units and performance-based share grants granted in the applicable year. Assuming achievement of the maximum award for the executive’s performance-based share grants, the values would be $1,122,000 for Mr. Desch, $390,000 for Mr. Fitzpatrick and $372,000 for each of Messrs. Roddy, Smith, Ewert and Thoma. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.

(2)

The amounts in this column reflect the grant date fair value that will be recognized in the applicable year and subsequent years for financial statement reporting purposes with respect to stock options granted in the applicable year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.

(3)	The amounts in this column reflect cash incentive bonuses earned during the respective year and paid during the first quarter of the following year.
(4)	Includes $12,500 in 401(k) matching contributions.
(5)	Includes $12,250 in 401(k) matching contributions and a car allowance of $10,174.
(6)	Includes $12,250 in 401(k) matching contributions.
(7)	Represents a retention bonus in 2012 and 2011 and a signing bonus received in 2010.
(8)	Includes $3,531 in 401(k) matching contributions.
(9)

Mr. Ewert’s employment with us ceased in December 2012. Salary represents amounts paid through his date of termination. All Other Compensation includes $12,500 in 401(k) matching contributions and $360,888 in severance payments as set forth below in the table under Estimated Current Value of Post-Employment Severance Benefits.

Grants of Plan-Based Awards for 2012

The following table sets forth information relating to grants of plan-based incentive awards to the named executive officers in 2012.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Desch		—	661,026	1,322,052
	3/01/12								83,731	7.56	280,500
	3/01/12							37,103			280,500
	3/01/12				—	74,206	111,309				561,000
Thomas J. Fitzpatrick		—	318,270	636,540
	3/01/12								29,104	7.56	97,500
	3/01/12							12,896			97,500
	3/01/12				—	25,793	38,690				195,000
Gregory C. Ewert(2)		—	258,825	517,650
	3/01/12								27,761	7.56	93,000
	3/01/12							12,301			93,000
	3/01/12				—	24,603	39,604				186,000
John M. Roddy		—	204,687	409,374
	3/01/12								27,761	7.56	93,000
	3/01/12							12,301			93,000
	3/01/12				—	24,603	39,604				186,000
S. Scott Smith		—	200,640	401,280
	3/01/12								27,761	7.56	93,000
	3/01/12							12,301			93,000
	3/01/12				—	24,603	39,604				186,000
Donald L. Thoma		—	188,100	376,200
	3/01/12								27,761	7.56	93,000
	3/01/12							12,301			93,000
	3/01/12				—	24,603	39,604				186,000
	6/01/12								112,994	8.28	400,000

(1)

These amounts represent the target and maximum payments for each named executive officer under our 2012 executive cash performance bonus plan. There was no threshold amount under this program. None of these non-equity incentive plan awards were paid in 2012 because the performance goals were not achieved.

(2)	Mr. Ewert’s 2012 stock and option awards were forfeited upon termination of his employment in December 2012.

Outstanding Equity Awards at 2012 Year-End

The following table sets forth the equity-based awards held by the named executive officers that were outstanding on December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Matthew J. Desch	—		83,731	7.56	03-01-2022	—	—	—	—
	—		—	—	—	37,103	249,332	—	—
	—		—	—	—	—	—	74,206	498,664
	131,250		168,750	8.31	02-21-2021	—	—	—	—
	300,000		100,000	8.73	11-19-2019	—	—	—	—
Thomas J. Fitzpatrick	—		29,104	7.56	03-01-2022	—	—	—	—
	—		—	—	—	12,896	86,661	—	—
	—		—	—	—	—	—	25,793	173,329
	43,750		56,250	8.31	02-21-2021	—	—	—	—
	187,500		112,500	8.39	04-19-2020	—	—	—	—
Gregory C. Ewert	39,375	(6)	—	8.31	02-21-2021	—	—	—	—
	101,250	(6)	—	8.73	11-19-2019	—	—	—	—
John M. Roddy	—		27,761	7.56	03-01-2022	—	—	—	—
	—		—	—	—	12,301	82,663	—	—
	—		—	—	—	—	—	24,603	165,332
	39,375		50,625	8.31	02-21-2021	—	—	—	—
	101,250		33,750	8.73	11-19-2019	—	—	—	—
S. Scott Smith	—		27,761	7.56	03-01-2022	—	—	—	—
	—		—	—	—	12,301	82,663	—	—
	—		—	—	—	—	—	24,603	165,332
	39,375		50,626	8.31	02-21-2021	—	—	—	—
	84,375		50,626	8.39	04-19-2020	—	—	—	—
Donald L. Thoma	—		112,994	8.28	06-01-2022	—	—	—	—
	—		27,761	7.56	03-01-2022	—	—	—	—
	—		—	—	—	12,301	82,663	—	—
	—		—	—	—	—	—	24,603	165,332
	39,375		50,625	8.31	02-21-2021	—	—	—	—
	101,250		33,750	8.73	11-19-2020	—	—	—	—

(1)	All options shown vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.
(2)	The expiration date of each stock option occurs ten years from the date of grant.
(3)

These shares represent time-based RSUs outstanding at December 31, 2012, with vest as to 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.

(4)	The market value amount is calculated based on the closing price of our common stock of $6.72 at December 31, 2012.
(5)

These shares represent performance-based share grants outstanding at December 31, 2012. The number of shares not yet earned is based on the target amount. The awards are also subject to time-based vesting, with 50% of the earned shares vesting upon a determination that the goals have been achieved, which would occur in the first quarter of 2014, and the remaining 50% vesting on March 1, 2015.

(6)	These options were exercisable at December 31, 2012 but have since been forfeited.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2012:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	6,438,003	$8.19	6,937,026
Equity compensation plans not approved by security holders(2):	—	—	—

Total	6,438,003	$8.19	6,937,026

(1)

Includes 1,007,464 shares issuable upon the exercise of restricted stock units without consideration. The weighted average exercise price of the outstanding options and rights other than these restricted stock units is $8.30. There are no warrants outstanding under our equity compensation plan.

(2)	We do not maintain any equity compensation plans that are not approved by our stockholders.

Option Exercises in 2012

No named executive officer exercised any options in 2012.

Employment Agreements

Matthew J. Desch. We entered into an employment agreement with Mr. Desch in September 2010 to replace his expiring employment agreement, pursuant to which he serves as our chief executive officer and a member of our Board. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws, and was further amended and restated in March 2011. The agreement, as amended, has an initial term ending September 18, 2013 and will automatically renew for successive one-year periods unless we or Mr. Desch give written notice of intent not to renew the agreement not less than six months prior to the renewal date. The employment agreement provided for an initial annual base salary with a required increase of $17,719 effective November 1, 2012, which is subject to further increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Desch is eligible to earn an annual incentive cash bonus, with a target bonus equal to 90% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Desch is eligible to participate in employee benefit plans made available to other senior executives. We were required to provide him with use of an automobile or a cash car allowance at our expense through November 1, 2012. In addition, we are required to purchase and maintain a term life insurance policy in the face amount of $400,000 for Mr. Desch.

In his employment agreement, Mr. Desch has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Desch’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

Thomas J. Fitzpatrick. In connection with his hiring, we entered into an employment agreement with Mr. Fitzpatrick in March 2010, with such employment agreement effective April 5, 2010, pursuant to which he serves as our chief financial officer. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws. The employment agreement has an initial term of three years, ending April 5, 2013 and will automatically renew for successive one-year periods unless we or Mr. Fitzpatrick give written notice of intent not to renew the agreement not less than six months prior to the renewal date. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Fitzpatrick is eligible to earn an annual incentive cash bonus, with a target bonus equal to 75% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In addition, the agreement provided for the payment of a signing bonus in an amount equal to $50,000, paid on the effective date of the agreement, and retention bonuses in an amount equal to $50,000 each, to be paid on the first and second anniversaries of the effective date of the agreement. The last of these bonuses was paid in 2012.

Mr. Fitzpatrick is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Fitzpatrick has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Fitzpatrick’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

Gregory C. Ewert. Iridium Satellite entered into an employment agreement with Mr. Ewert in December 2010, which supersedes and replaces his employment letter agreement, which Iridium Satellite previously entered into on September 30, 2004. Mr. Ewert served as our executive vice president, global distribution channels until December 2012. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Ewert was eligible to earn an annual incentive cash bonus, with a target bonus equal to 75% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Ewert was eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Ewert agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Ewert’s employment agreement provided for payments upon specified terminations of his employment. Mr. Ewert’s employment with us terminated in December 2012, and he began receiving severance benefits under his employment agreement as a result of the termination. For a description of these severance benefits, and a quantification of benefits that he will receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

John M. Roddy. Iridium Satellite entered into an employment agreement with Mr. Roddy in December 2010, which supersedes and replaces his employment letter agreement, which Iridium Satellite previously entered into on August 1, 2007, as amended on December 31, 2008. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Roddy is eligible to earn an annual incentive cash bonus, with a target bonus equal to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Roddy is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Roddy has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Roddy’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

S. Scott Smith. Iridium Satellite entered into an employment agreement with Mr. Smith in March 2010. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws. The employment agreement has an initial term of three years, ending April 19, 2013, and will automatically renew for successive one-year periods unless we or Mr. Smith give written notice of intent not to renew the agreement not less than 90 days prior to the renewal date. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Smith is eligible to earn an annual incentive cash bonus, with a target bonus equal to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In March 2013, the Compensation Committee increased Mr. Smith’s target bonus to 70% of his base salary. In addition, the agreement provided for the payment of a signing bonus in an amount equal to $50,000, paid on the effective date of the agreement, and retention bonuses in an amount equal to $50,000 each, to be paid on the first and second anniversaries of the effective date of the agreement. The last of these bonuses was paid in 2012.

Mr. Smith is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Smith has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Smith’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

Donald L. Thoma. Iridium Satellite entered into an employment agreement with Mr. Thoma in December 2010, which supersedes and replaces the employment letter agreement that he previously entered into with Iridium Satellite on May 10, 2001. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Thoma is eligible to earn an annual incentive cash bonus, with a target bonus equal to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Thoma is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Thoma has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment, if he is receiving severance payments during such period.

Mr. Thoma’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

The section below describes the payments that may be made to the named executive officers in connection with a change in control or pursuant to specified termination events, pursuant to the terms of the employment agreements between us and them.

Matthew J. Desch. Mr. Desch’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination by reason of death or disability. If Mr. Desch’s employment is terminated due to his death or disability (as defined in his employment agreement), he will receive a bonus based on the amount he would have been entitled to receive if he had remained employed by us throughout the applicable fiscal year but pro-rated for the number of days he was employed during such year.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Desch’s employment without cause, or Mr. Desch terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) 18 months of his then-current base salary and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us. He also will receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), then the cash severance amounts described above shall be paid to him in a single lump sum and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Desch executing, delivering and not revoking a release of claims in favor of our company.

Thomas J. Fitzpatrick. Mr. Fitzpatrick’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Fitzpatrick’s employment without cause, or Mr. Fitzpatrick terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary and (ii) one times his then-current target bonus, such sum payable in equal installments over a period of 12 months. He will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in the 2009 Plan), then the cash severance amounts described above shall be paid to him in a single lump sum, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Fitzpatrick executing, delivering and not revoking a release of claims in favor of our company.

Gregory C. Ewert. Mr. Ewert’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Mr. Ewert’s employment with us terminated in December 2012. In connection with his termination of employment, we entered into a release agreement with Mr. Ewert. Under the terms of his employment agreement, Mr. Ewert was eligible to receive the following severance benefits upon termination (i) 12 months of his then-current base salary, to be paid in accordance with our normal payroll practices, (ii) a pro-rated portion of his target performance bonus, based on actual performance as determined by the Compensation Committee, which was zero, as no bonuses were paid pursuant to our executive performance bonus plan for 2012, and (iii) payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment.

John M. Roddy. Mr. Roddy’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Roddy’s employment without cause, or Mr. Roddy terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of (i) 12 months of his then-current base salary, to be paid in accordance with our normal payroll practices, (ii) a pro-rated portion of his target performance bonus, based on actual performance as determined by the Compensation Committee (except that if the termination is within 12 months after a change in control (as defined in our 2009 stock incentive plan), the bonus will not be pro-rated), to be paid in equal installments over the 12-month severance period, (iii) payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) for the lesser of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment, (iv) full vesting of his equity awards in the event of termination within 12 months after a change in control, and (v) payment of specified relocation expenses following termination.

These severance payments and benefits are subject to Mr. Roddy executing, delivering and not revoking a release of claims in favor of our company.

S. Scott Smith. Mr. Smith’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Smith’s employment without cause, or Mr. Smith terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of (i) one times his then-current base salary, (ii) one times his then-current target bonus, such sum payable in equal installments over a period of 12 months, (iii) payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) for the lesser of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment and (iv) full vesting of his equity awards in the event of termination within 12 months after a change in control.

These severance payments and benefits are subject to Mr. Smith executing, delivering and not revoking a release of claims in favor of our company.

Donald L. Thoma. Mr. Thoma’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. If we terminate Mr. Thoma’s employment without cause, or Mr. Thoma terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of (i) 12 months of his then-current base salary, paid in equal installments on our normal payroll schedule over a period of 12 months, (ii) a pro-rated portion of his target performance bonus, based on actual performance as determined by the Compensation Committee (except that if the termination is within 12 months after a change in control (as defined in our 2009 Plan), the bonus will not be pro-rated), paid in equal installments over the remainder of the 12-month severance period after the date the Compensation Committee determines actual performance and bonus amounts, (iii) payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment, and (iv) 100% of his then-outstanding equity awards will become vested and exercisable, as applicable if this termination occurs within the 12-month period commencing on a change in control.

These severance payments and benefits are subject to Mr. Thoma executing, delivering and not revoking a release of claims in favor of our company.

Estimated Current Value of Post-Employment Severance Benefits

The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2012.

Executive	Death ($)		Termination for Good Reason or Without Cause – No Change in Control ($)		Termination for Good Reason or Without Cause – Change in Control ($)
Matthew J. Desch	—	(1)	1,135,027	(2)	1,883,024	(3)
Thomas J. Fitzpatrick	—		758,411	(4)	1,018,401	(5)
Gregory C. Ewert	—		360,888	(6)	—	(7)
John M. Roddy	—		400,038	(8)	648,033	(9)
S. Scott Smith	—		550,828	(4)	798,823	(10)
Donald L. Thoma	—		329,281	(6)	577,276	(11)

(1)	Mr. Desch would be entitled to a pro rata portion of his earned bonus for the year under our executive performance bonus plan, but no bonus was awarded under such plan with respect to 2012.
(2)

Consists of (a) 18 months of base salary paid in equal installments on our company’s normal payroll schedule; and (b) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. No pro-rated bonus is included in this calculation because no bonuses were paid to our executives pursuant to our executive performance bonus plan for 2012.

(3)

Consists of (a) 18 months of base salary paid in equal installments on our company’s normal payroll schedule; (b) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment; and (c) immediate vesting upon separation of all then-outstanding equity awards. No bonus is included in this calculation because no bonuses were paid to our executives pursuant to our executive performance bonus plan for 2012.

(4)

Consists of (a) 12 months of base salary paid in equal installments on our company’s normal payroll schedule; (b) annual bonus at target level paid in equal installments on our company’s normal payroll schedule; and (c) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment.

(5)

Consists of (a) 12 months of base salary paid in a single lump sum; (b) annual bonus at target level paid in a single lump sum; (c) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment; and (d) immediate vesting upon separation of all then-outstanding equity awards.

(6)

Consists of (a) 12 months of base salary paid in equal installments on our company’s normal payroll schedule; and (b) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. No pro-rated bonus is included in this calculation because no bonuses were paid to our executives pursuant to our executive performance bonus plan for 2012.

(7)

Mr. Ewert’s employment was terminated in December 2012, and he therefore was not eligible to receive any additional payments or benefits in connection with a change in control had it occurred on December 31, 2012.

(8)

Consists of (a) 12 months of base salary paid in equal installments on our company’s normal payroll schedule; (b) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment; and (c) if the employee chooses to move back to Ontario, Canada from the Phoenix metro area within 12 months of separation, our company will pay, within 13 months from separation and upon receiving receipts and reasonably required documentation from the employee, the following: (i) reimbursement for reasonable costs incurred in moving the employee’s household goods from the Phoenix metro area to Ontario, (ii) reimbursement for the cost of one-way airfare for employee and his wife back to Ontario, and (iii) a cash lump sum equal to the employee’s U.S. and Canadian tax liability associated with (i) and (ii) above. No pro-rated bonus is included in this calculation because no bonuses were paid to our executives pursuant to our executive performance bonus plan for 2012.

(9)

Consists of (a) 12 months of base salary paid in equal installments on our company’s normal payroll schedule; (b) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment; (c) immediate vesting upon separation of all then-outstanding equity awards; and (d) if the employee chooses to move back to Ontario, Canada from the Phoenix metro area within 12 months of separation, our company will pay, within 13 months from separation and upon receiving receipts and reasonably required documentation from the employee, the following: (i) reimbursement for reasonable costs incurred in moving employee’s household goods from the Phoenix metro area to Ontario, (ii) reimbursement for the cost of one-way airfare for employee and his wife back to Ontario, and (iii) a cash lump sum equal to the employee’s U.S. and Canadian tax liability associated with (i) and (ii) above. No bonus is included in this calculation because no bonuses were paid to our executives pursuant to our executive performance bonus plan for 2012.

(10)

Consists of (a) 12 months of base salary paid in equal installments on our company’s normal payroll schedule; (b) annual bonus at target level paid in equal installments on our company’s normal payroll schedule; (c) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment; and (d) immediate vesting upon separation of all then-outstanding equity awards.

(11)

Consists of (a) 12 months of base salary paid in equal installments on our company’s normal payroll schedule; (b) continuation of health benefits for employee and eligible dependents until earlier of (i) 12 months from separation, (ii) the expiration of COBRA eligibility, or (iii) the date the employee or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment; and (c) immediate vesting upon separation of all then-outstanding equity awards.

Director Compensation

The table below provides summary information concerning compensation paid or accrued by us during 2012 to or on behalf of our directors for services rendered during 2012. Mr. Desch, who is a named executive officer in addition to being a director, did not receive any separate compensation for service in his capacity as a director, and accordingly he is not included in this table.

In late 2009, the Compensation Committee engaged F.W. Cook to conduct a review of non-employee director compensation programs among our peer companies and make recommendations for our director compensation program. F.W. Cook’s report provided competitive analyses of director compensation programs using our peer group, a discussion of emerging trends in director compensation and recommendations for our program.

Based on this report, we adopted a new compensation policy for non-employee directors effective January 1, 2010. Under this policy, each non-employee director is eligible to receive an annual retainer of $140,000 for serving on the Board. In addition, an annual retainer of $50,000 is awarded for serving as the Chairman of the Board, an annual retainer of $20,000 is awarded for serving as the Chairman of the Audit Committee, an annual retainer of $15,000 is awarded for serving as the Chairman of the Compensation Committee and an annual retainer of $7,500 is awarded for serving as the Chairman of the Nominating and Corporate Governance Committee.

At the annual election of each non-employee director, the $140,000 retainer for serving on the Board may be paid entirely in stock options, restricted stock or RSUs or some combination of these instruments and up to $50,000 in cash. In addition, at the election of the non-employee director, the retainers for serving as Chairman of the Board or chairman of a committee may be paid in either RSUs, cash or a combination of both. Any cash component of the compensation is paid, and any equity component vests, on a quarterly basis. Until six months after the termination of the director’s service or upon a specified change in control of our company, if it occurs earlier, the directors may not sell any of these shares of restricted stock or stock acquired upon the exercise of these options and may not settle any of these RSUs.

The following table sets forth summary information concerning compensation paid or accrued by us during 2012 to or on behalf of our directors for services rendered during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
J. Darrel Barros	50,000	90,000	—	140,000
Scott L. Bok	7,500	—	140,000	147,500
Thomas C. Canfield	—	140,000	—	140,000
Peter M. Dawkins	49,000	91,000	—	140,000
Terry L. Jones(3)	37,500	45,000	—	82,500
Alvin B. Krongard	—	—	140,000	140,000
Robert H. Niehaus	75,000	73,462	41,538	190,000
Eric T. Olson	50,000	90,000	—	140,000
Steven B. Pfeiffer	65,000	90,000	—	155,000
Parker W. Rush	59,000	101,000	—	160,000

(1)

Consists of a single grant to each director on January 5, 2012. These amounts represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718 but excluding estimated forfeitures, of restricted stock unit and option awards issued pursuant to the non-employee director compensation policy. The grant date fair value of these awards was calculated using the closing price of our common stock of $7.19 on the grant date of January 5, 2012 multiplied by the applicable number of shares granted to each non-employee director. Assumptions used in the calculation of these amounts are included in Note 2 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012. These amounts do not correspond to the actual value that may be realized by the director upon vesting of such awards. Such awards vested in four equal quarterly installments on the last day of each calendar quarter during 2012.

(2)

The aggregate number of option awards outstanding at December 31, 2012 and held by each non-employee director was as follows: 0 shares for Messrs. Barros, Canfield, Dawkins, Jones, Olson and Rush, 70,876 shares for Mr. Bok, 100,412 shares for Mr. Krongard, 8,861 shares for Mr. Pfeiffer and 13,754 for Mr. Niehaus.

(3)	Mr. Jones’s term as a director ended on May 22, 2012.

TRANSACTIONS WITH RELATED PARTIES

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In 2009, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

RELATED-PERSON TRANSACTIONS

During 2012, we completed a tender offer in which we offered to all holders of our outstanding warrants exercisable for shares of our common stock, par value $0.001 per share, at an exercise price of $7.00 per share, one share of our common stock in exchange for every six warrants tendered (approximately 0.1667 share per warrant tendered). Our chief executive officer, Matthew J. Desch, and three of our other directors, Scott L. Bok, Thomas C. Canfield and Parker W. Rush, participated in the tender offer, although they abstained from Board actions related to such transactions. The table below sets forth, for each participating director, the number of warrants tendered, the number of shares received, and the value of such shares based on the closing price of our common stock on the date the transaction was effected. The Board, by a vote of disinterested directors, formed a special committee consisting solely of disinterested directors to approve these transactions.

Director	Warrants Tendered	Shares Received	Value*
Scott L. Bok	200,000	33,334	$205,004.10
Thomas C. Canfield	43,479	7,247	$44,569.05
Matthew J. Desch	37,000	6,167	$37,927.05
Parker W. Rush	43,479	7,247	$44,569.05

*	Based on a value of $6.15 per share, the closing price of our common stock on November 30, 2012, the final day of the exchange offer.

During 2012, we completed an offering of our 7% Series A Cumulative Perpetual Convertible Preferred Stock, or Series A Preferred Stock, in which we issued 1,000,000 shares of Series A Preferred Stock in a private offering exempt from the Securities Act. One of our principal stockholders, Baralonco, Ltd., purchased shares of Series A Preferred Stock in the offering. The Board, by a vote of disinterested directors, formed a special committee consisting solely of disinterested directors to approve this transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

By Order of the Board of Directors

Thomas D. Hickey

Secretary

March 29, 2013

A copy of our Annual Report to the Securities and Exchange Commission of Form 10-K for the fiscal year ended December 31, 2012 is available without charge upon written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400 McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 9, 2013

The undersigned hereby appoints Thomas J. Fitzpatrick and Thomas D. Hickey, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Iridium Communications Inc., to be held on Thursday, May 9, 2013 at 8:30 a.m. Eastern time at the offices of Iridium Communications Inc. at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

IRIDIUM COMMUNICATIONS INC.

May 9, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 9, 2013 at 8:30 a.m. local time at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

The proxy statement and annual report to stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15777

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20933000000000000000 0 050913

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Election of Directors:

2. To approve, on an advisory basis, the compensation of our

To elect the Board of Directors’ nine nominees for director, each for a one-year term.

named executive officers.

NOMINEES:

FOR ALL NOMINEES O Robert H. Niehaus 3. To ratify the selection by the Board of Directors of Ernst & Young

O J. Darrel Barros LLP as our independent registered public accounting firm for our

WITHHOLD AUTHORITY O Thomas C. Canfield fiscal year ending December 31, 2013.

FOR ALL NOMINEES O Brigadier Gen. Peter M. Dawkins (Ret.) 4. To conduct any other business properly brought before the meeting.

O Matthew J. Desch

FOR ALL EXCEPT O Alvin B. Krongard

(See instructions below) O Eric T. Olson at The the record close date of business for the annual on that meeting date may is March vote 20, at 2013. the meeting Only stockholders or any adjournment of record

O Steven B. Pfeiffer thereof.

O Parker W. Rush

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

IRIDIUM COMMUNICATIONS INC.

May 9, 2013

PROXY VOTING INSTRUCTIONS

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in

the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. COMPANY NUMBER

Vote online/phone until 11:59 PM Eastern Time the day before the meeting. ACCOUNT NUMBER

MAIL—Sign, date and mail your proxy card in the envelope

provided as soon as possible.

IN PERSON—You may vote your shares in person by attending

the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 9, 2013 at 8:30 a.m. local time at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

The proxy statement and annual report to stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15777

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20933000000000000000 0 050913

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Election of Directors: 2. To approve, on an advisory basis, the compensation of our

To elect the Board of Directors’ nine nominees for director, each for a one-year term. named executive officers.

NOMINEES:

FOR ALL NOMINEES O Robert H. Niehaus 3. To ratify the selection by the Board of Directors of Ernst & Young

O J. Darrel Barros LLP as our independent registered public accounting firm for our

WITHHOLD AUTHORITY O Thomas C. Canfield fiscal year ending December 31, 2013.

FOR ALL NOMINEES O Brigadier Gen. Peter M. Dawkins (Ret.) 4. To conduct any other business properly brought before the meeting.

O Matthew J. Desch

FOR ALL EXCEPT O Alvin B. Krongard The record date for the annual meeting is March 20, 2013. Only stockholders of record

(See instructions below) O Eric T. Olson at the close of business on that date may vote at the meeting or any adjournment

O Steven B. Pfeiffer thereof.

O Parker W. Rush

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH

1234 MAIN STREET

APT. 203

NEW YORK, NY 10038

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.